UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2016

MGM Resorts International

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109

(Address of principal executive offices – Zip Code)

(702) 693-7120

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

MGM Resorts International (the "Company") is filing this Current Report on Form 8-K to revise supplemental guarantor financial information provided pursuant to Rule 3-10 of Regulation S-X within its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (“Quarterly Report”), which was originally filed with the Securities and Exchange Commission on May 6, 2016.  The Company’s condensed consolidating balance sheet as of March 31, 2016 and December 31, 2015 and the condensed consolidating statements of operations and comprehensive income and cash flows for the three months ended March 31, 2016 and 2015 included in Note 12 to the notes to consolidated financial statements (“Note 12”) in the Quarterly Report have been retrospectively adjusted to reflect the transactions described below that occurred between entities under common control. Accordingly, the real estate assets and associated operations in all periods included in Note 12 in the Quarterly Report were reclassified to conform to the current organizational structure.

On April 25, 2016, MGM Growth Properties LLC (“MGP”), a subsidiary of the Company, completed its initial public offering (“IPO”) of 57,500,000 of its Class A shares representing limited liability company interests (inclusive of the full exercise by the underwriters of their option to purchase 7,500,000 Class A shares) at an initial offering price of $21 per share.  In connection with the IPO, the Company and MGP entered into a series of transactions and several agreements that, among other things, set forth the terms and conditions of the IPO and provide a framework for the Company’s relationship with MGP. MGP is organized as an umbrella partnership REIT (commonly referred to as an “UPREIT”) structure in which substantially all of its assets and substantially all of its businesses are conducted through its operating partnership subsidiary, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”). MGP contributed the proceeds from the IPO to the Operating Partnership in exchange for 26.7% of the units in the Operating Partnership.

Pursuant to a master contribution agreement by and between the Company, MGP and the Operating Partnership, the Company contributed the real estate assets of The Mirage, Mandalay Bay, Luxor, New York-New York, Monte Carlo, Excalibur, the Park, Gold Strike Tunica, MGM Grand Detroit and Beau Rivage to newly formed subsidiaries and subsequently transferred 100% ownership interest in such subsidiaries to the Operating Partnership in exchange for Operating Partnership units in the Operating Partnership on the closing date of the IPO. Concurrently, pursuant to a master lease agreement by and between a subsidiary of the Company (the “Tenant”) and a subsidiary of the Operating Partnership (the “Landlord”), the Tenant has leased the contributed real estate assets from the Landlord.

All other information in the Quarterly Report remains unchanged. This Current Report on Form 8-K does not modify or update any of the other disclosures contained in the consolidated financial statements of the Company included in the Quarterly Report, nor does it reflect any subsequent information or events, other than the previously disclosed updates of required supplemental guarantor financial information.

This Current Report on Form 8-K, including its exhibits, should be reviewed in conjunction with the Annual Report on Form 10-K for the year ended December 31, 2015 and the Company's other filings with the Securities and Exchange Commission.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit Number	Description
99.1	Part 1, Item 1. Financial Statements of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM Resorts International

Date: August 15, 2016	By:	/s/ Robert C. Selwood
Robert C. Selwood
Executive Vice President and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Part 1, Item 1. Financial Statements of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.